UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event
reported): October 28, 2019
Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
--------------------------------- (State or Other Jurisdiction of Incorporation)	------------------- (Commission	--------------------------- (I.R.S. Employer Identification Number)
File Number)

8000 West Florissant Avenue
St. Louis,	Missouri	63136
------------------------------------------------ (Address of Principal Executive Offices)		------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson Three-Month Orders, Including Foreign Currency Translation
(Percentage change versus prior year; trailing three-month averages, excluding acquisitions and divestitures, including currency translation)

	Jul '19	Aug '19	Sept '19
Automation Solutions	0 to 5	0 to 5	0 to 5
Commercial & Residential Solutions	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to 5	0 to 5	0

September 2019 Orders Comments

Total Emerson trailing three-month orders were flat with underlying orders up 1 percent, excluding a 1 percent unfavorable currency impact. Underlying orders were up 2 percent excluding two prior year fleetwide modernization projects for large North America power customers.

Automation Solutions orders increased 1 percent and were up 3 percent on an underlying basis excluding unfavorable currency of 2 percent. Underlying orders were up 4 percent excluding two prior year fleetwide modernization projects for large North America power customers.

Orders growth reflected steady trends in process and hybrid end markets driven by maintenance and repair (MRO) demand and brownfield investment activity focused on expansion and optimization of existing facilities. Programs focused on our installed base, including shutdowns and turnarounds and digital transformation solutions, contributed to growth. Orders activity included few large project bookings in the quarter as customer capital spending plans pushed out due to trade tensions and geopolitical uncertainty. Long-cycle businesses continued steady growth, with the Final Control business up mid-single digits and the process and hybrid Systems business up low-teens.

Underlying orders in the Americas were down slightly and were up low-single digits excluding two prior year fleetwide modernization projects for large North America power customers. Growth reflected steady investment activity in most process and hybrid end markets and soft conditions in upstream and discrete markets. Europe underlying orders were up low-single digits, reflecting continued investment activity across process and hybrid end markets. Underlying orders growth in Asia, Middle East & Africa remained strong, up more than 10 percent, supported by continued infrastructure investment activity across the region.

Commercial & Residential Solutions orders were down 3 percent with underlying orders down 2 percent, excluding unfavorable currency of 1 percent.

Unfavorable weather in North America persisted and global professional tools and cold chain markets softened. Asia was down mid-single digits but we continue to expect improvement. These impacts were somewhat offset by stronger residential and heat pump demand in Europe.

Upcoming Investor Events

On Tuesday, November 5, 2019, Emerson will report its fourth quarter and full-year 2019 results prior to market open and host an investor conference call that same day, beginning at 2:30 p.m. Eastern Time, 1:30 p.m. Central Time. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	October 28, 2019	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary